UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2006

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

950 Echo Lane, Suite 100, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 29, 2006, Group 1 Automotive, Inc, and one or more of its affiliates (the "Company") entered into one or more Confidential Release and Settlement Agreements with Universal Computing Systems, Inc. and its affiliates ("Universal"), to terminate all obligations and duties under four agreements the Company had with Universal. The stores affected by the termination are Miller Toyota, Miller Honda of Culver City, Miller Honda Van Nuys, Miller Mitsubishi, Miller Infiniti, Miller Nissan Van Nuys, World Ford/Pembroke Pines, World Ford Kendall, World Ford Pensacola, Gulf Breeze Ford, David Michael Motor Cars of Freehold (Mercedes), David Michael Honda of Freehold and David Michael Volkswagen of Freehold. The Company also amended its agreement with Universal pertaining to a contract with Jim Tidwell Ford, Inc. (the "Tidwell Amendment"). The Tidwell Amendment terminated the contract with Jim Tidwell Ford and World Toyota, and assigned the remaining surviving stores (World Ford Stone Mountain, Sandy Springs Ford, Snellville Lincoln Mercury and Alpharetta Lincoln Mercury) under one contract to GPI Atlanta-F, Inc. d/b/a World Ford Stone Mountain. The aggregate amount paid to Universal and the specific terms relating to each agreement are subject to the confidentiality provisions of the agreements. However, prior to the date of termination, the Company had reserved on its books an amount sufficient to cover satisfaction of the termination obligations with Universal for each of the stores described above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

January 4, 2007	By:	Darryl M . Burman

Name: Darryl M . Burman
Title: Vice President & General Counsel